Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated December 13, 2021, relating to the financial statements of Mystic Holdings, and to the reference to us under the heading “Experts” in such statement.

/s/ K.K. Mehta CPA Associates PLLC
www.kkmehtacpa.com
Garden City, New York
December 29, 2021